EXHIBIT 99.2

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

On December 27, 2002, Network Engines, Inc. (the “Company”) completed its acquisition of TidalWire Inc. (“TidalWire”). In connection with this acquisition, the Company made a net cash payment of approximately $9,320,000, representing gross cash payments of approximately $9,910,000 less amounts due to TidalWire by a stockholder under a note of $590,000 and issued 3,331,043 shares of its common stock (valued at approximately $3,331,000). In addition, the Company assumed and repaid $1,878,000 outstanding under TidalWire’s working capital line of credit (approximately $2,149,000 at September 30, 2002). The Company also issued options for the purchase of 1,035,033 shares of its common stock with an average exercise price of $0.36 (valued, based on the Black-Scholes valuation model, at approximately $882,000). The Company also incurred estimated transaction-related fees of approximately $2,169,000 in connection with this transaction. Total consideration for the acquisition, as of September 30, 2002, was valued at $17,851,000.

The accompanying unaudited pro forma combined financial statements are presented as if the Company and TidalWire had been operating as a combined entity. The unaudited pro forma combined balance sheet as of September 30, 2002 presents the financial position of the Company assuming the acquisition had occurred on September 30, 2002. The unaudited pro forma combined statement of operations for the year ended September 30, 2002 presents the results of operations of Network Engines assuming the acquisition had occurred on October 1, 2001. All material adjustments to reflect the acquisition are set forth in the column “Pro Forma Adjustments.”

The pro forma data is for informational purposes only and may not necessarily reflect future results of operations and financial position or what the results of operations or financial position would have been had Network Engines and TidalWire been operating as a combined entity for the specified periods. The unaudited pro forma combined financial statements should be read in conjunction with the audited financial statements and the accompanying notes included in the Company’s 2002 Annual Report on Form 10-K filed by the Company with the Securities and Exchange Commission on December 20, 2002 and the historical financial statements of TidalWire included in the Company’s proxy statement filed by the Company with the Securities and Exchange Commission on December 6, 2002.

Network Engines, Inc.

Unaudited Pro Forma Combined Balance Sheet

September 30, 2002

	Network Engines	TidalWire (A)	Pro Forma Adjustments		Pro Forma Combined
ASSETS
Current Assets:
Cash and cash equivalents	$46,552	$244	$(11,469)	B	$35,327
Short-term investments	8,546	—			8,546
Restricted cash	1,098	—			1,098
Accounts receivable, net	2,729	4,864			7,593
Inventories	1,956	3,459			5,415
Prepaid expenses and other current assets	1,065	330			1,395

Current Assets	61,946	8,897	(11,469)		59,374

Property and equipment, net	2,236	219	272	C	2,727
Goodwill			7,911	C	7,911
Amortizable intangible assets			5,071	C	5,071
Other assets	28	411			439

Total Assets	$64,210	$9,527	$1,785		$75,522

LIABILITIES & EQUITY
Current Liabilities:
Accounts payable	$1,474	$4,208			$5,682
Income Tax Payable	—	397			397
Accrued compensation and other related benefits	683	402			1,085
Other accrued expenses	785	224	2,169	B	3,178
Accrued restructuring and other charges	355	—			355
Deferred Revenue	23	3			26
Current portion of capital lease obligations	14	—			14
Line of Credit		2,149	(2,149)	B	—

Total Current Liabilities	3,334	7,383	20		10,737

Stockholders’ Equity:
Common Stock	357	81	(48)	B, D	390
APIC	174,252	2,082	2,098	B, D, E	178,432
Note Receivable	(281)	(590)	590	D	(281)
Treasury Stock	(4,707)	(371)	371	D	(4,707)
Deferred stock compensation	(1,185)	—	(304)	E	(1,489)
Unrealized gain on short-term investments	3	—			3
Retained Earnings (Accumulated Deficit)	(107,563)	942	(942)	D	(107,563)

Total Equity	60,876	2,144	1,765		64,785

Total Liabilities & Equity	$64,210	$9,527	$1,785		$75,522

See the accompanying notes to the unaudited pro forma combined financial statements.

Network Engines, Inc.

Unaudited Pro Forma Combined Statement of Operations

For the year ended September 30, 2002

	Network Engines	TidalWire	Pro Forma Adjustments		Pro Forma Combined
Net revenues	$14,534	$30,490			$45,024

Cost of revenues	12,329	24,124			36,453
Cost of revenues stock compensation	147				147

Total cost of revenues	12,476	24,124	—		36,600

Gross profit	2,058	6,366	—		8,424
Operating expenses:
Research and development	4,693				4,693
Selling and marketing	3,836	1,556			5,392
General and administrative	4,602	3,485			8,087
Stock compensation	4,291		248	F	4,539
Restructuring and other charges	353				353
Amortization of intangible assets			1,014	G	1,014

Total operating expenses	17,775	5,041	1,262		24,078

Income (loss) from operations	(15,717)	1,325	(1,262)		(15,654)

Interest income, net	1,432	39			1,471
Interest expense and other	160	(63)			97

Income (loss) before income taxes	(14,125)	1,301	(1,262)		(14,086)

Provision for income taxes		561	(561)	H	—

Net income (loss)	$(14,125)	$740	$(701)		$(14,086)

Net income (loss) per share—basic and diluted	$(0.44)				$(0.40)

Shares used in computing net loss per share—basic	32,270		3,331	I	35,601

See the accompanying notes to the unaudited pro forma combined financial statements.

Notes to Unaudited Pro Forma Combined

Financial Statements

A	To give effect to the acquisition of TidalWire as if it had occurred on September 30, 2002 for the pro forma combined balance sheet presentation and on October 1, 2001 for the pro forma combined statement of operations presentation. TidalWire statement of operations data is for the 12 months ended September 30, 2002, which includes results from the last six months of TidalWire’s fiscal year ended March 31, 2002 and the first six months of TidalWire’s fiscal year ending March 31, 2003.

B	To give effect to the total consideration of $17.9 million.

The calculation of the estimated purchase price, based upon TidalWire’s balance sheet as of September 30, 2002, was as follows (in thousands):

Cash consideration	$9,320
Value of common stock issued	3,331
Assumption of TidalWire options	882
Assumption of TidalWire debt	2,149
Estimated transaction costs and expenses	2,169

Total estimated purchase price	$17,851

The Company made net cash payments of approximately $9.3 million to the stockholders of TidalWire on December 27, 2002 and a cash payment of approximately $1.9 million to repay all amounts outstanding under TidalWire’s working capital line of credit (approximately $2.1 million at September 30, 2002), which was then cancelled. The Company issued 3,331,043 shares of its common stock to certain stockholders of TidalWire and, for the purposes of calculating the purchase price, the Company’s common stock was valued at a per share price of $1.00 (the average price of the Company’s common stock over the three days before and after the announcement of the acquisition). In addition, the Company issued options to purchase approximately 1,035,033 shares of its common stock at an average exercise price of $0.36 per share upon the assumption of all of the outstanding TidalWire options. The value of the assumed options, using the Black-Scholes model, is approximately $882,000 of which approximately $304,000 relates to unvested stock options and is recorded as deferred stock compensation. In addition, the Company has incurred estimated fees of approximately $2,169,000 in connection with this transaction, including $650,000 of transaction costs incurred by TidalWire, which were reimbursed in accordance with the terms of the merger agreement.

C	To record the purchase based on the estimate fair values of the acquired assets and liabilities.

As of September 30, 2002, the estimated purchase price allocation was as follows (in thousands):

Tangible current assets	$8,897
Property and equipment	902
Goodwill	7,911
Customer relationships and other intangible assets	5,071
Deferred compensation for unvested options	304
Liabilities assumed	(5,234)

Net assets acquired	$17,851

Notes to Unaudited Pro Forma Combined

Financial Statements — (continued)

Network Engines engaged an independent valuation firm to perform an appraisal of the amounts allocated to tangible and intangible assets.

D	To record the elimination of TidalWire’s historical stockholders’ equity.

E	To record deferred stock compensation based on the intrinsic value of unvested TidalWire common stock options assumed upon the closing of the acquisition.

F	To record the amortization of deferred stock compensation related to the issuance of unvested options to purchase of Network Engines common stock to the holders of TidalWire common stock options.

G	To record the amortization of customer relationships (on a straight-line basis) over the estimated useful life of 5 years.

H	To reverse TidalWire’s provision for income taxes.

I	The calculation of pro forma weighted-average number of shares outstanding includes the weighted-average number of common shares outstanding of Network Engines, adjusted to give effect to the issuance of 3,331,043 shares of Network Engines’ common stock in connection with the acquisition. The calculation does not include the shares of Network Engines common stock issuable upon the exercise of the TidalWire stock options assumed by Network Engines upon the closing of the acquisition, as their inclusion would be antidilutive for the year ended September 30, 2002.